            SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C. 20549


                        FORM T-1

                 STATEMENT OF ELIGIBILITY
         UNDER THE TRUST INDENTURE ACT OF 1939 OF
        A CORPORATION DESIGNATED TO ACT AS TRUSTEE

    CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
       A TRUSTEE PURSUANT TO SECTION 305(b)(2)


                   CHEMICAL BANK
    (Exact name of trustee as specified in its charter)

New York                               13-4994650
(State of incorporation                (I.R.S. employer
if not a national bank)                 indentification No.)

              270 Park Avenue, New York, New York  10017
               (Address of principal executive offices)
                         (Zip Code)

                  William H. McDavid
                   General Counsel
                   270 Park Avenue
                 New York, New York 10017
                   Tel: (212)270-2611
    (Name, address and telephone number of agent for service)

               Dillard Department Stores, Inc.
       (Exact name of obligor as specified in its charter)

Delaware                               71-0388071
(State or other jurisdiction of        (I.R.S. employer
incorporation or organization)          identification No.)

            1600 Cantrell Road, Little Rock, Arkansas  72201
                (Address of principal executive offices)
                            (Zip Code)

                          Debt Securities
                 (Title of the indenture securities)

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                      GENERAL

Item 1. General Information

              Furnish the following information as to the trustee:

              (a) Name and address of each examining or supervising authority to which it is subject.

                           New York State Banking Department, State House, Albany, New York 12110.

                           Board of Governors of the Federal Reserve System, Washington, D.C., 20551

                           Federal Reserve Bank of New York, Districk No. 2, 33 Liberty Street, New York, N.Y.

                           Federal Deposit Insurance Corporation, Washington, D.C., 20429.

              (b) Whether it is authorized to exercise corporate trust powers.

                           Yes.

Item 2. Affiliations with the Obligor.

              If the obligor is an affiliate of the trustee, describe each such affiliation.

              None.

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Item 16. List of Exhibits

              List below all exhibits filed as a part of this Statement of Eligibility.

              1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985 and December 2, 1991 (see Exhibit
1 to Form T-1 filed in connection with Registration Statement No. 33-
50010, which is incorporated by reference).

              2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

              3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

              4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 33-
84460, which is incorporated by reference).

              5. Not applicable.

              6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

              7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

              8. Not applicable.

              9. Not applicable.

                                  SIGNATURE

              Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Chemical Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 18th day of January, 1996.

                                  CHEMICAL BANK

                                  By   /s/ Thomas J. Foley
                                       Thomas J. Foley
                                       Vice President

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                      Exhibit 7 to Form T-1


                         Bank Call Notice

                    RESERVE DISTRICT NO. 2
            CONSOLIDATED REPORT OF CONDITION OF

                       Chemical Bank
       of 270 Park Avenue, New York, New York 10017
           and Foreign and Domestic Subsidiaries,
           a member of the Federal Reserve System,

         at the close of business September 30, 1995, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                           Dollar Amounts
                              ASSETS                       in Millions


Cash and balances due from depository institutions:
Noninterest-bearing balances and
currency and coin .................................      $    5,319
Interest-bearing balances .........................           3,591
Securities:  ......................................
Held to maturity securities........................           6,402
Available for sale securities......................          22,966
Federal Funds sold and securities purchased under
   agreements to resell in domestic offices of the
   bank and of its Edge and Agreement subsidiaries,
   and in IBF's:
   Federal funds sold .............................           1,088
   Securities purchased under agreements to resell            1,015
Loans and lease financing receivables:
   Loans and leases, net of unearned income    $76,064
   Less: Allowance for loan and lease losses     1,878
   Less: Allocated transfer risk reserve ...       104
   Loans and leases, net of unearned income,
   allowance, and reserve .........................          74,082
Trading Assets ....................................          28,967
Premises and fixed assets (including capitalized
   leases).........................................           1,380
Other real estate owned ...........................              65
Investments in unconsolidated subsidiaries and
   associated companies............................             160
Customer's liability to this bank on acceptances
   outstanding ....................................           1,187
Intangible assets .................................             467
Other assets ......................................           6,418

TOTAL ASSETS ......................................        $153,107

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                         LIABILITIES

Deposits
      In domestic offices ...............................  $44,067
      Noninterest-bearing .........................$14,227
      Interest-bearing ...........................  29,840
      In foreign offices, Edge and Agreement subsidiaries,
      and IBF's ..........................................  37,004
      Noninterest-bearing .........................$   173
      erest-bearing ............................    36,831

Federal funds purchased and securities sold under agree-
ments to repurchase in domestic offices of the bank and
      of its Edge and Agreement subsidiaries, and in IBF's
      Federal funds purchased ............................  16,136
      Securities sold under agreements to repurchase .....   1,274
Demand notes issued to the U.S. Treasury ..............        903
Trading liabilities ...................................     22,513
Other Borrowed money:
      With original maturity of one year or less ......     11,674
      With original maturity of more than one year ....        613
Mortgage indebtedness and obligations under capitalized
      leases ..........................................         16
Bank's liability on acceptances executed and outstanding     1,190
Subordinated notes and debentures .....................      3,411
Other liabilities .....................................      6,333

TOTAL LIABILITIES .....................................    145,134
                       EQUITY CAPITAL

Common stock ..........................................        620
Surplus ...............................................      4,611
Undivided profits and capital reserves ................      2,890
Net unrealized holding gains (Losses)
on available-for-sale securities ......................       (156)
Cumulative foreign currency translation adjustments ...          8

TOTAL EQUITY CAPITAL ..................................      7,973

TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
              STOCK AND EQUITY CAPITAL ................   $153,107


I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the in-structions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                           JOSEPH L. SCLAFANI


We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in-structions issued by the appropriate Federal regulatory authority and is true and correct.

                           WALTER V. SHIPLEY       )
                           EDWARD D. MILLER        )DIRECTORS
                           WILLIAM B. HARRISON     )